UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2022

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowes Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described below under Item 5.07, on May 27, 2022, shareholders of Lowe’s Companies, Inc. (the “Company”) approved the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan, as amended and restated (the “2022 LTIP”). The 2022 LTIP became effective upon shareholder approval and reflects a number of changes from the plan as last approved by shareholders, including: (i) extension of the term of the plan for 10 years from the date of shareholder approval, (ii) a one-year minimum vesting requirement applicable to all future awards granted under the 2022 LTIP, subject to certain limited exceptions, (iii) a $750,000 limit on non-employee director awards, (iv) removal of language itemizing a detailed list of performance criteria and other changes related to Section 162(m) of the Internal Revenue Code as a result of changes in tax law, (v) greater specificity on the treatment of performance awards in connection with a change in control, (vi) new language to address the deferral of shares or consideration issuable under awards and the treatment of awards and plans assumed in corporate transactions and (vii) revising definitions and providing additional detail regarding administration of the 2022 LTIP, including the treatment of awards in connection with a termination of employment, and making other technical or clarifying amendments.

The foregoing description of the 2022 LTIP is qualified in its entirety by reference to the text of the 2022 LTIP, which is filed as Exhibit 10.1 to this Form 8-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.
For more information on the proposals submitted to shareholders at the Annual Meeting held on May 27, 2022, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2022. Set forth below are the final voting results for each of the proposals submitted to the Company’s shareholders at the Annual Meeting.

Proposal 1: Election of Directors

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Raul Alvarez	447,946,946	38,733,796	99,274,971
David H. Batchelder	481,577,470	5,103,272	99,274,971
Sandra B. Cochran	482,900,978	3,779,764	99,274,971
Laurie Z. Douglas	481,332,027	5,348,715	99,274,971
Richard W. Dreiling	405,573,903	81,106,839	99,274,971
Marvin R. Ellison	460,606,814	26,073,928	99,274,971
Daniel J. Heinrich	484,023,661	2,657,081	99,274,971
Brian C. Rogers	470,808,964	15,871,778	99,274,971
Bertram L. Scott	469,015,531	17,665,211	99,274,971
Colleen Taylor	484,612,902	2,067,840	99,274,971
Mary Beth West	483,336,290	3,344,452	99,274,971
Proposal 2: Advisory approval of Lowe’s named executive officer compensation in fiscal 2021

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
449,980,109	35,088,952	1,611,681	99,274,971
Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as Lowe’s independent registered public accounting firm for fiscal 2022

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
556,542,328	28,155,683	1,257,702	N/A
Proposal 4: Approval of the Amended and Restated Lowe’s Companies, Inc. 2006 Long Term Incentive Plan

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
462,800,457	22,118,390	1,761,895	99,274,971

Proposal 5: Shareholder proposal requesting a report on median and adjusted pay gaps across race and gender

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
270,422,612	195,741,194	20,516,936	99,274,971
Proposal 6: Shareholder proposal regarding amending the Company’s proxy access bylaw to remove shareholder aggregation limits

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
156,443,207	328,195,508	2,042,027	99,274,971
Proposal 7: Shareholder proposal requesting a report on risks of state policies restricting reproductive health care

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
151,970,657	319,859,292	14,850,793	99,274,971
Proposal 8: Shareholder proposal requesting a civil rights and non-discrimination audit and report

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
9,392,576	472,464,353	4,823,813	99,274,971
Proposal 9: Shareholder proposal requesting a report on risks from worker misclassification by certain Company vendors

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
172,080,218	309,750,181	4,850,343	99,274,971
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
10.1	Lowe’s Companies, Inc. 2006 Long Term Incentive Plan, as amended and restated effective May 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: June 2, 2022	By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Executive Vice President, General Counsel and Corporate Secretary